Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion by reference in this Registration Statement on Form S-4 (Amendment No. 2) of our report dated March 15, 2022, with respect to the audited financial statements of Angel Pond Holdings Corp. (the “Company”) for the period from January 18, 2021 (inception) through December 31, 2021.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 5, 2022